Exhibit 99.1

Shake Shack Provides Fiscal Fourth Quarter 2025 Business Update
Provides Initial Fiscal 2026 Outlook

NEW YORK, NY (Business Wire) — January 12, 2026 — Shake Shack Inc. (“Shake Shack” or the “Company”) (NYSE: SHAK) provided a business update for the fiscal fourth quarter and fiscal year ended December 31, 2025 ahead of presenting at the 28th Annual ICR Conference today in Orlando, Florida. The Company also provided its initial fiscal 2026 outlook and reiterated its current long-term targets.

"Shake Shack team members have delivered strong 2025 business results despite a challenging macroeconomic environment. In January of 2025, we increased our total addressable market forecast from 450 Company-operated Shacks to 1500. I am pleased to share that in 2025, we opened 45 new Company-operated Shacks, and we currently have the largest pipeline of new Shacks in the Company’s history. We now have 373 Company-operated restaurants and have guided to build another 55-60 Shacks in 2026. We continue to improve our returns on these Shacks by expanding operating margins, decreasing build costs, and most importantly, growing sales,” said CEO Rob Lynch.

“In 4Q25, our same-Shack sales grew sequentially throughout the quarter. However, the last six weeks of the quarter did not meet our expectations due to inclement weather in some of our most heavily penetrated markets like the Northeast. Despite these short term challenges, we delivered positive same-Shack sales and positive traffic for the quarter. These results can be attributed to our culinary innovation, like the “Big Shack” burger, our strategic value platforms like our “$1,$3,$5” in-app promotion, and the increase in traffic and brand awareness generated by our media investments,” added Mr. Lynch.

“I cannot say enough about the exceptional work our restaurant leaders have done to strengthen operations and deliver meaningful margin improvement, all while enhancing both the team member and guest experience. These accomplishments are even more impressive given the inflationary environment in which we are operating, most notably ongoing beef cost pressures. Their disciplined execution and strategic leadership position us well to continue driving productivity and effectively navigate sustained elevated beef prices. In addition, our supply chain initiatives have reduced costs, improved product quality, and meaningfully mitigated single-supplier risk,” said Lynch.

“Looking ahead to 2026, we will continue to drive top-line growth with culinary and marketing innovation, strategic promotions that improve our brand's value perception, and improve guest experiences. We will continue to expand margins with more efficient operations in both our restaurants and our supply chain. And we will continue to improve our cash returns by controlling build costs and optimizing kitchen designs. Lastly, and most importantly, we will continue to invest in our team member development to support our rapid restaurant growth. Long term, as we continue to accelerate and profitably scale our business, we expect that we will gain even more leverage, particularly on the G&A line,” concluded Mr. Lynch.

The presentation at ICR will be held on Monday, January 12, 2026 at 8:30 a.m Eastern Time. Presenting from the Company will be Rob Lynch, Chief Executive Officer, Stephanie Sentell, Chief Operations Officer, Andrew McCaughan, Chief Development Officer and Michael Kark, President of Global Licensing. The presentation will be webcast live from the Company's Investor Relations website at investor.shakeshack.com on the Events & Presentations page.

Preliminary Unaudited Results for the Fiscal Fourth Quarter and Fiscal 2025 Year Ended December 31, 2025:(1)
▪Total revenue of $400.5 million in 4Q25 and $1.45 billion in FY25.
•Licensing revenue of $15.3 million in 4Q25 and $54.1 million in FY25.
▪Same-Shack sales up 2.1% versus 2024 in 4Q25 and up 2.3% versus 2024 in FY25.
▪Opened 45 new Company-operated Shacks in FY25, 15 of which opened in 4Q25. Opened 40 new licensed Shacks in FY25, 17 of which opened in 4Q25.

Exhibit 99.1
Updated Fiscal Fourth Quarter and Fiscal 2025 Guidance for the Year Ended December 31, 2025:(2)
▪Restaurant-level profit margin(3) to be approximately 22.6% to 22.8% of Shack sales in 4Q25 and approximately 22.5% to 22.7% of Shack sales in FY25.
▪General and administrative expenses to be approximately 12.1% to 12.3% of Total revenue in FY25.
▪Equity-based compensation to be approximately $20.0 million in FY25.
▪Depreciation and amortization expense to be approximately $106.0 million to $108.0 million in FY25.
▪Pre-opening costs to be approximately $18.0 million in FY25.
▪Net income to be approximately $50.0 million to $60.0 million in FY25.
▪Adjusted EBITDA(3) to be approximately $208.0 million to $212.0 million in FY25.
▪Adjusted Pro Forma Tax Rate to be approximately 26.0% to 27.0%.

Initial Fiscal 2026 Financial Guidance:
▪Total revenue of $1.6 billion to $1.7 billion.
•Licensing revenue of $59.0 million to $61.0 million.
▪Same-Shack sales(4) of positive LSD%.
▪Restaurant-level profit margin(3) to be 23.0% to 23.5% of Shack sales.
▪General and administrative expenses to be 12.0% to 13.0% of Total revenue.
▪Equity-based compensation to be approximately $28.0 million.
▪Depreciation and amortization expense to be $128.0 million to $132.0 million.
▪Pre-opening costs to be $25.0 million to $27.0 million.
▪Net income to be $50.0 million to $60.0 million.
▪Adjusted EBITDA(3) to be $237.0 million to $245.0 million.
▪Adjusted Pro Forma Tax Rate to be approximately 24.0% to 25.0%.
▪Company-operated openings to be approximately 55-60.
▪Licensed openings to be approximately 40-45.

We are reiterating our long-term targets and believe we have the potential to achieve:
▪Total addressable market of 1,500+ Company-operated Shacks.
▪Three-year financial growth targets for FY2025 - FY2027:
•Total revenue growth low-teens %.
•System-wide unit growth low-teens %.
•Restaurant-level profit margin(3) at least 50 bps expansion per year.
•Adjusted EBITDA(3) growth in the range of low to high-teens %.

(1)Estimated results are preliminary and are subject to change based upon completion of the audit and the preparation of the financial statements to be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(2)Fiscal fourth quarter and fiscal year 2025 guidance is derived from preliminary and unaudited results based on information currently available to the Company and are subject to change based upon completion of the audit and Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Guidance is subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the guidance provided. Factors that may cause differences include those discussed in the Company's Annual Report on Form 10-K and our Cautionary Note on Forward-Looking Statements herein.
(3)Restaurant-level profit margin and Adjusted EBITDA are non-GAAP measures. See below for full definitions and discussions of these measures.
(4)To normalize for the 53rd week in fiscal 2025, the compare period for 2025 will be shifted forward a week from the fiscal calendar in order to show a more like-for-like comparison.

Exhibit 99.1
Definitions
The following definitions apply to these terms as used in this release:
"Shack sales" is defined as the aggregate sales of food, beverages, gift card breakage income and Shake Shack branded merchandise at Company-operated Shacks and excludes sales from licensed Shacks.
“System-wide sales” is an operating measure and consists of sales from Company-operated Shacks and licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from licensed Shacks, as well as certain up-front fees, such as territory fees, opening fees, and termination fees.
"Same-Shack sales" represents Shack sales for the comparable Shack base, which is defined as the number of Company-operated Shacks open for 24 full fiscal months or longer. For consecutive days that Shacks were temporarily closed, the comparative period was also adjusted.
"Restaurant-level profit," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses.
"Restaurant-level profit margin," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales.
"EBITDA," a non-GAAP measure, is defined as Net income (loss) before interest, expense (net of interest income), Income tax expense (benefit), and Depreciation and amortization expense.
“Adjusted EBITDA,” a non-GAAP measure, is defined as EBITDA (as defined above), excluding equity-based compensation expense, Impairments, loss on disposal of assets and Shack closures, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations.
"Adjusted pro forma net income," a non-GAAP measure, represents Net income attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly reflected to its core operations and may not be indicative of its recurring business operations.
When used in conjunction with GAAP financial measures, the non-GAAP measures included in this press release are supplemental measures of operating performance that the Company believes are useful measures to evaluate the performance and profitability of its Shacks, and are key metrics used internally by management to develop internal budgets and forecasts, as well as assess the performance of its Shacks relative to budget and against prior periods. The Company believes the presentation of these measures provides investors with a supplemental view of its operating performance that can provide meaningful insights to the underlying operating performance of the Company. These measures may differ from similarly titled measures used by other companies due to different methods of calculation, and presentation of these measures is not intended to be considered in isolation for, or superior to, the financial information prepared and presented in accordance with GAAP.
Cautionary Note on Forward-Looking Statements
This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included in this press release are forward-looking statements, including, but not limited to, statements regarding the Company's long-term targets including three-year financial growth targets through fiscal 2027, strategic initiatives, preliminary unaudited financial results and operating performance for fiscal 2025 and the fourth quarter of fiscal 2025, initial 2026 financial guidance, expected development targets, including expected Shack construction and openings, and expected same-Shack sales growth and trends in the Company’s operations. Forward-looking statements discuss the Company’s current expectations, targets and projections relating to its financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "intend," "outlook," "potential," "preliminary," "project," "projection," "plan," "seek," "target," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions. All forward-looking statements are expressly qualified in their entirety by these cautionary statements, and involve risks and uncertainties that could cause actual results or events to differ materially from those discussed in this press release. Some of the factors which could cause results to differ materially from the Company’s expectations or cause the Company to not meet its long-term targets include the Company's ability to develop and open new Shacks on a timely basis, increased costs or shortages or interruptions in the supply and delivery of the Company's products, increased labor costs

Exhibit 99.1
or shortages, inflationary pressures, the impact of tariffs, the impact of Shack closures, the Company's management of its digital capabilities and expansion into delivery, as well as its kiosk, drive-thru and multiple format investments, the Company's ability to maintain and grow sales at its existing Shacks, and risks relating to the restaurant industry generally. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2024 and the Company's other SEC filings. All of the Company's SEC filings are available online at www.sec.gov, www.shakeshack.com or upon request from Shake Shack Inc. The forward-looking statements included in this press release are made only as of the date hereof and you should not place undue reliance on these forward-looking statements. There can be no assurance that the results or developments currently anticipated by the Company will be realized, or that the Company will achieve its potential long-term targets as updated and currently in place. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. In addition, the preliminary financial results and guidance set forth in this press release are preliminary and unaudited, and these estimates are based on information currently available to the Company. While the Company believes these estimates are meaningful, they could differ from the actual results that the Company ultimately reports in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The Company assumes no obligation and does not intend to update these estimates prior to filing its Form 10-K for the fiscal year ended December 31, 2025.

About Shake Shack
Shake Shack serves elevated versions of American classics using only the best ingredients. It’s known for its delicious made-to-order Angus beef burgers, crispy chicken, hand-spun milkshakes, house-made lemonades, beer, wine, and more. With its high-quality food at a great value, warm hospitality, and a commitment to crafting uplifting experiences, Shake Shack quickly became a cult-brand with widespread appeal. Shake Shack’s purpose is to Stand For Something Good®, from its premium ingredients and employee development, to its inspiring designs and deep community investment. Since the original Shack opened in 2004 in NYC’s Madison Square Park, the Company has expanded to over 655 locations system-wide, including over 420 in 35 U.S. States and the District of Columbia, and over 235 international locations across London, Hong Kong, Shanghai, Singapore, Mexico City, Istanbul, Dubai, Tokyo, Seoul and more.

Skip the line with the Shack App, a mobile ordering app that lets you save time by ordering ahead! Guests can select their location, pick their food, choose a pickup time and their meal will be cooked-to-order and timed to arrival. Available on iOS and Android.
Media:
Meg Davis, Shake Shack
mcastranova@shakeshack.com
Investor Relations:
Alison Sternberg, Shake Shack
Head of Investor Relations
(844) SHACK-04 (844-742-2504)
investor@shakeshack.com